UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2011

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware Delaware (State or other jurisdiction of Incorporation)	001-34465 001-31441 (Commission File Number)	20-1764048 23-2872718 (I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034
Mechanicsburg, PA 17055
(Address of principal executive offices) (Zip Code)
(717) 972-1100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Select Medical Holdings Corporation (“Select”) has entered into a settlement agreement with the United States government in connection with the previously disclosed qui tam lawsuit filed in Columbus, Ohio against certain subsidiaries of Select. Under the terms of the settlement, Select agreed to pay $7.5 million to the government and enter into a 5-year corporate integrity agreement covering its long-term acute care hospitals. Select also agreed to pay certain legal fees of the qui tam relator’s counsel. In the settlement agreement, Select admitted no liability or wrongdoing. Select had previously disclosed that during the second quarter of 2011 it recorded a pre-tax charge of $7.5 million to establish a settlement reserve in connection with the matter. Select does not expect to incur any additional material charges in connection with this matter.
The information in this Current Report on Form 8-K is being furnished solely to satisfy the requirements of Regulation FD and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION SELECT MEDICAL CORPORATION
Date: October 3, 2011	By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Executive Vice President, General Counsel and Secretary